GENUS ANNOUNCES BINDING COMMITMENT OF $7.5 MILLION IN PRIVATE PLACEMENT

SUNNYVALE, Calif. - July 31, 2002 -Genus, Inc. (Nasdaq: GGNS) announced its execution of a binding commitment to obtain financing of at least $7.5 million through a private placement of subordinated notes and warrants convertible into or exercisable for its common stock. The securities issued in the private placement will be convertible at a premium to the closing bid price of the common stock over the last five trading days. The company anticipates completing the transaction in August 2002.

Genus plans to use the private placement proceeds to fund the next phases of commercialization of its atomic layer deposition technology. Primarily this will include funding additional inventory, sales and support to address new customers, working capital, and other general corporate purposes.

SG Cowen Securities Corporation acted as placement agent for this transaction.

ABOUT  ALD
Both the semiconductor and data storage industries continue to migrate toward products with higher density and higher topology. As a result, conformality of deposited films has also become a critical factor. With current technology unable to meet the degree of conformality required to manufacture today's leading-edge technology, the use of Genus' ALD technology in the data storage market has been adopted. ALD enables manufacturers to extend current semiconductor and data storage manufacturing processes by offering greater deposition conformality in smaller feature components with higher aspect ratios.

ABOUT  GENUS
Genus, Inc. manufactures critical deposition processing products for both the global semiconductor and data storage industries. To enable the production of intricate micro computer chips and electronic storage devices, Genus offers its LYNX series production-proven equipment for 200 mm and 300 mm semiconductor production. They also offer thin film deposition products for chemical vapor deposition (CVD), atomic layer deposition (ALD), and pre-clean capabilities.

Genus is at the forefront of market and technology developments in the ALD marketplace, which is gaining acceptance worldwide as a critical technology for sub 0.13-micron production of computer chips and electronic storage devices. Genus' customers include semiconductor manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Founded in 1981, the company is headquartered in Sunnyvale, California. For additional information visit Genus' web site at www.genus.com. LYNX2(R) and LYNX3(TM) are trademarks of Genus, Inc.

FORWARD-LOOKING  STATEMENTS
This press release contains forward-looking statements regarding the company's expectations regarding the financing, as well as future financial and business performance. These forward-looking statements are subject to a number of risks and uncertainties. These contingencies include but are not limited to: the failure to satisfy the conditions to closing for the proposed financing, actual customer orders received by the company, the extent to which ALD technology is demanded by the marketplace, the actual number of customer orders received by the company, the timing of final acceptance of products by customers, the financial climate and accessibility to financing, the receipt and timing of anticipated financing, general conditions in the thin film equipment market and in the macro-economy, and the influence of global political events. Genus assumes no obligation to update this information. Additional risks and uncertainties are discussed in the Management's Discussion and Analysis of Results of Operations contained in Genus' Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

COMPANY CONTACT:
COMPANY CONTACT:
Shum Mukherjee                            AGENCY CONTACT:
Genus, Inc.                               Lillian Armstrong \ David  Barnard
Tel: (408) 747-7120 Ext. 1311             Lippert / Heilshorn & Associates
Fax: (408) 747-7199                       Tel: (415) 433-3777 Ext. 110
Email: smukherjee@genus.com               Email: david@lhai-sf.com


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